As filed with the Securities and Exchange Commission on December 13, 2017
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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Western Gas Partners, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		26-1075808 (I.R.S. Employer Identification No.)
1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (832) 636-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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WESTERN GAS PARTNERS, LP 2008 LONG-TERM INCENTIVE PLAN
WESTERN GAS PARTNERS, LP 2017 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Phillip H. Peacock Senior Vice President, General Counsel and Corporate Secretary 1201 Lake Robbins Drive The Woodlands, Texas 77380-1046 (832) 636-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
David P. Oelman Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 Tel: (713) 758-3708
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if smaller reporting company)	Smaller Reporting Company	☐
			Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common units representing limited partner interests	129,289	$46.49(2)	$6,010,645.61(2)	$748.33(3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall be deemed to cover an indeterminate number of additional Common Units (as defined below) that may become issuable as a result of unit splits, unit dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Western Gas Partners, LP 2008 Long-Term Incentive Plan (the “2008 Plan”) and the Western Gas Partners, LP 2017 Long-Term Incentive Plan (the “2017 Plan”).

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act based on the average high and low sale prices of a Common Unit, as reported on the New York Stock Exchange on December 8, 2017.

(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 129,289 Common Units under the 2017 Plan.

EXPLANATORY NOTE
On October 17, 2017, the common and Class C unitholders of Western Gas Partners, LP, a Delaware limited partnership (the “Registrant”) approved the reservation of 2,250,000 common units representing limited partner interests (the “Common Units”) for issuance pursuant to awards under the 2017 Plan. As a result of such approval, (i) no future awards will be made under the 2008 Plan, (ii) awards with respect to 7,180 Common Units will remain outstanding and will vest, if at all, pursuant to the terms of such awards, and (iii) 2,113,531 Common Units previously available for awards under the 2008 Plan will now be available for awards pursuant to the 2017 Plan.
This Registration Statement is being filed in accordance with General Instruction E to Form S-8 to register an additional 129,289 Common Units that may be offered or issued under the 2017 Plan, which additional Common Units reflect the difference between the number of Common Units approved for issuance pursuant to the terms of the 2017 Plan and the number of Common Units that remained available for issuance under the 2008 Plan on the effective date of the 2017 Plan.
Except as otherwise set forth below, the contents of the Registrant’s Registration Statements on Form S-8 relating to the Plan, which were previously filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2008 (File No. 333-151317), including the post-effective amendment filed on December 13, 2017 (File No. 333-151317), are incorporated by reference into this Registration Statement, as permitted by General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1
Certificate of Limited Partnership of Western Gas Partners, LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on October 15, 2007, File No. 333-146700).

4.2
Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated March 14, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 16, 2016, File No. 001-34046).

4.3
Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated March 14, 2016 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 16, 2016, File No. 001-34046).

4.4
Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated February 22, 2017 (incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K filed on February 23, 2017, File No. 001-34046).

4.5	Western Gas Partners, LP 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Quarterly Report on Form 10-Q filed on June 13, 2008, File No. 001-34046).
4.6
Form of Award Agreement under the Western Gas Partners, LP 2008 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on May 14, 2008, File No. 001-34046).

4.7	Western Gas Partners, LP 2017 Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 17, 2017, File No. 001-34046).
4.8
Form of Award Agreement under the Western Gas Partners, LP 2017 Long Term Incentive Plan LP (incorporated by reference to Exhibit 4.8 to the Registrant’s Post-Effective Amendment to Registration Statement on Form S-8 filed on December 13, 2017, File No. 333-151317).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1*	Consent of KPMG LLP.
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page hereof).
______________________
*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on December 13, 2017.

WESTERN GAS PARTNERS, LP

By:	WESTERN GAS HOLDINGS, LLC, its general partner

By:	/s/ Benjamin M. Fink
Benjamin M. Fink
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin M. Fink, Jaime R. Casas and Philip H. Peacock and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on December 13, 2017.

Name	Position

/s/ Benjamin M. Fink	President, Chief Executive Officer and Director
Benjamin M. Fink	(Principal Executive Officer)

/s/ Jaime R. Casas	Senior Vice President, Chief Financial Officer and Treasurer
Jaime R. Casas	(Principal Financial and Accounting Officer)

/s/ Robert G. Gwin	Chairman of the Board
Robert G. Gwin

/s/ Milton Carroll	Director
Milton Carroll

/s/ Steven D. Arnold	Director
Steven D. Arnold

/s/ James R. Crane	Director
James R. Crane

/s/ Darrell E. Hollek	Director
Darrell E. Hollek

/s/ Robert K. Reeves	Director
Robert K. Reeves

/s/ David J. Tudor	Director
David J. Tudor

/s/ Daniel E. Brown	Director
Daniel E. Brown